Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated February 26, 2023 relating to the consolidated financial statements of Magna International Inc. and subsidiaries (the “Company”) and the effectiveness of the Company’s internal control over financial reporting appearing in the Company’s Annual Report on Form 40-F for the year ended December 31, 2022.

/s/ Deloitte LLP

Chartered Professional Accountants

Licensed Public Accountants

Toronto, Canada

April 3, 2023